UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2016

(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan 48098
(Address of principal executive offices) (Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Terminations of a Material Definitive Agreement
Flagstar Bancorp, Inc. (NYSE: FBC) (the "Company"), announced on December 20, 2016, that the Office of the Comptroller of the Currency (OCC) has terminated its Consent Order with Flagstar Bank, FSB, a wholly owned subsidiary of the Company. The effective date of the termination was December 19, 2016.

For further information and a complete description of all of the terms of the Consent Order, please refer to the copy of the Consent Order attached as Exhibit 10.2 to our Current Report on Form 8-K filed on October 24, 2012 with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure
The press release, issued on December 20, 2016, announcing the termination of the Order is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished herby and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press release of Flagstar Bancorp, Inc. dated December 20, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: December 20, 2016	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.         Description

99.1        Press release of Flagstar Bancorp, Inc. dated December 20, 2016